                                                                                                                       Exhibit 32.1

CERTIFICATION OF CEO AND CFO
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of MDS Inc. (the “Registrant”) filed under cover of Form 40-F for the period ended October 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Stephen P. DeFalco as President and Chief Executive Officer of the Registrant and Douglas S. Prince as Executive Vice-President, Finance and Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. s.1350, as adopted pursuant to s. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Stephen P. DeFalco
Name: Stephen P. DeFalco Title: President and Chief Executive Officer Date: January 29, 2009

/s/ Douglas S. Prince
Name: Douglas S. Prince Title: Executive Vice-President, Finance and Chief Financial Officer Date: January 29, 2009

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of §18 of the Securities Exchange Act of 1934, as amended.